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                                                                      Exhibit 23


              CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP


We consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 33-58576) pertaining to the 1992 Incentive Stock Plan of Eskimo Pie Corporation and (b) the Registration Statement (Form S-8 No. 333-24893) pertaining to the Eskimo Pie Corporation 1996 Incentive Stock Plan, the Eskimo Pie Corporation Savings Plan and the Eskimo Pie Corporation Employee Stock Purchase Plan of our report dated March 2, 2000, with respect to the consolidated financial statements of Eskimo Pie Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                          /s/ ERNST & YOUNG LLP


Richmond, Virginia
March 21, 2000